EXHIBIT (a) 18

                        AMENDMENT TO DECLARATION OF TRUST





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                          THE PHOENIX EDGE SERIES FUND

                Certificate of Amendment to Declaration of Trust


         THIS AMENDMENT, effective as of the 18th of March 2002, does hereby amend that certain Declaration of Trust dated February 18, 1986, as amended (the "Declaration") as follows:

                               W I T N E S S E T H

         WHEREAS, Article VII, Section 7.2 of the Declaration permits the Trustees to amend the Declaration subject to the requisite vote of the Majority of the Outstanding Voting Securities of each Series;

         WHEREAS, on November 13, 2001 and February 8, 2002, the Board of Trustees unanimously approved the terms and conditions of three proposed Forms of Agreement and Plan of Reorganization merging Phoenix-Oakhurst Balanced Series into Phoenix-Oakhurst Strategic Allocation Series, Phoenix-Engemann Nifty-Fifty Series into Phoenix-Engemann Growth Series, and Phoenix-Janus Core Equity Income Series into Phoenix-Janus Growth Series.

         WHEREAS, on March 18, 2002, the requisite Majority of Outstanding Voting Securities of each Series of the Trust approved each Agreement and Plan of Reorganization effecting an amendment to Article IV, Section 4.2 of the Declaration in accordance with Article IV, Section 4.2(e) of the Declaration; and

         WHEREAS, the undersigned Trustee, acting herein individually and pursuant to the Delegations and Powers of Attorney dated February 20 and 22, 2001, attached hereto and made a part hereof, and in accordance with Article VII, Section 7.4 of the Declaration, does hereby intend to effect the foregoing modifications in accordance with Article VII, Section 7.3 of the Declaration.

         NOW, THEREFORE, Article IV, Section 4.2, is hereby deleted and the following is inserted in lieu thereof:

         SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SHARES.
                  "Without limiting the authority of the Trustees set forth in

                  Section 4.1 to establish and designate any further Series, the following twenty-seven Series are hereby established and

                  designated: "Phoenix-Goodwin Multi-Sector Fixed Income

                  Series", "Phoenix-Goodwin Money Market Series",

                  "Phoenix-Oakhurst Strategic Allocation Series",

                  "Phoenix-Engemann Capital Growth Series", "Phoenix-Aberdeen

                  International Series", "Phoenix-Duff & Phelps Real Estate

                  Securities Series", "Phoenix-Seneca Strategic Theme Series",

                  "Phoenix-Aberdeen New Asia Series", "Phoenix-J.P. Morgan

                  Research Enhanced Index Series", "Phoenix-Sanford Bernstein

                  Mid-Cap Value Series", "Phoenix-Seneca Mid-Cap Growth Series",

                  "Phoenix-Hollister Value Equity Series", "Phoenix-Oakhurst

                  Growth and Income Series", "Phoenix-Deutsche Dow 30 Series",

                  "Phoenix-Federated U.S. Government Bond Series",

                  "Phoenix-Janus Flexible Income Series", "Phoenix-Janus Growth

                  Series", "Phoenix-Morgan Stanley Focus Equity Series",

                  "Phoenix-Deutsche Nasdaq-100(R) Index Series",

                  "Phoenix-Engemann Small & Mid-Cap Growth Series",

                  "Phoenix-Sanford Bernstein Small Cap Value Series",

                  "Phoenix-Sanford Bernstein Global Value Series", "Phoenix-AIM

                  Mid-Cap Equity Series", "Phoenix-Alliance/Bernstein Growth +

                  Value Series", "Phoenix-MFS Value Series", "Phoenix-MFS

                  Investors Trust Series", and "Phoenix-MFS Investors Growth

                  Stock Series".


Except as hereinbefore and hereinabove modified, the Declaration shall be, and remain unamended and in full force and effect.



IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of March 2002.



                                       /s/ Simon Y. Tan
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                                       Simon Y. Tan, individually and as
                                       attorney-in-fact for Frank M. Ellmer,
                                       John A. Fabian, Roger A. Gelfenbien,
                                       Eunice S. Groark, Frank E. Grzelecki,
                                       John R. Mallin, Timothy P. Shriver, and
                                       Dona D. Young